ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT
                            (Park Ridge, New Jersey)

     THIS AGREEMENT made this 3rd day of July, 1996, by and between CCC of New Jersey, Inc., a Delaware corporation ("Assignor"), and CareMatrix of Massachusetts, Inc., a Delaware corporation ("Assignee"').

                                   WITNESSETH

     WHEREAS, Assignor is the Manager under that certain Management Agreement (the "Management Agreement"), dated June 23, 1995, between SVT Corporation and Assignor relating to the management of the two hundred ten (210) licensed bed nursing home facility, comprised of one hundred eighty (180) long term care beds and thirty (30) residential care beds, to be located in Park Ridge, New Jersey (the "Facility"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, upon the completion of the construction of the Facility, Assignor desires for Assignee to manage the Facility.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof, all of the right, title and interest of Assignor in, to and under the Management Agreement, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor, to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Management Agreement on the part of the manager thereunder to be performed on and after the date hereof in the same manner and with the same force and effect as if Assignee had originally executed the Management Agreement as manager.

     2. Assignor agrees to indemnify and hold harmless Assignee from and against any and all Claims (as defined in paragraph 4 hereof) accruing or arising under the Management Agreement on or before the date hereof.

     3. Assignee agrees to indemnify and hold harmless Assignor from and against any and all Claims accruing or arising under the Management Agreement after the date hereof

     4. For the purposes of this Agreement, the term "Claims" means all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses (including, without limitation, reasonable legal fees and expenses).

     5. This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by the laws of the Commonwealth of Massachusetts and
          (iii) may not be modified orally, but only by a writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                    ASSIGNOR:

                                    CCC OF NEW JERSEY, INC

                                    By:  /s/ James M. Clary
                                       -------------------------------------
                                       Name: James M. Clary
                                       Title:

                                    ASSIGNEE:

                                    CAREMATRIX OF MASSACHUSETTS By.

                                    By:  /s/ James M. Clary
                                       -------------------------------------
                                       Name: James M. Clary
                                       Title:

                              MANAGEMENT AGREEMENT

                                     Between

                                 SVT CORPORATION

                                       And

                            CCC OF NEW JERSEY, INC.

                                TABLE OF CONTENTS

Section 1 - Definitions

Section 2 - Agreement to Manage and Operate the Facility

Section 3 - Management and Operation Services; Duties of Manager

Section 4 - Non-Discrimination

Section 5 - Warranties and Representations of Operator

Section 6 - Warranties and Representations of Manager

Section 7 - Covenants by Operator

Section 8 - Covenants by Manager

Section 9 - Compensation

Section 10- Subordination

Section 11- Term of Agreement

Section 12- Arbitration

Section 13- Agreements Entered Into By Manager

Section 14- Miscellaneous

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                              MANAGEMENT AGREEMENT

     THIS AGREEMENT ("Agreement") is by and between SVT CORPORATION, a [New Jersey corporation] with an office at 573 Cranbury Road, Suite A4, East Brunswick, New Jersey 08816, ("Operator") and CCC OF NEW JERSEY, INC., a New Jersey corporation with an office at 197 First Avenue, Needham, Massachusetts 02194 ("Manager") .

                               STATEMENT OF FACTS

     1. The Operator desires to arrange for the licensure, management and operation of a nursing home facility ("Facility") to be constructed in the Township of Montvale, Bergen County, New Jersey ("Premises").

     2. Manager or its affiliates furnishes or has furnished management services to other health care facilities similar to the Facility.

     3. The Operator desires to employ Manager to manage and operate the Facility for the Operator in accordance with the terms and conditions of this Agreement.

                                  IT IS AGREED:

     Section 1 - Definitions. As used in this Agreement:

     (a) "Facility Expenses" means all costs, expenses and cash disbursements of any type relating to or arising out of the ownership or operation of the Facility and the Premises, including, without limitation, taxes, capital improvements, debt service (interest and principal) and expenses of operating, maintaining and repairing the Facility and funding necessary reserves.

     (b)  "Gross Billings" shall mean and include:

          (i) the gross dollar amount of all billings by the Facility to or on behalf of patients and visitors directly or indirectly connected with the Facility for the provision of all goods and services, and will include, without limitation, billings to all governmental payors, including Medicare and Medicaid, billings to self-paying patients, and billings to all other third-party insurance carriers; and

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          (ii) the gross dollar amount received from non-patient care activity but nevertheless arising from the operation of the Facility including, but not limited to, gift shop, coffee shop, vending machines, laundry machines, barber shop, beauty shop, and all other concessions; provided, however, that the proceeds for all borrowings shall be excluded from Gross Billings.

     (c) "Positive Cash Flow" means the excess, if any, of the amount of Gross Billings over the total amount of Facility Expenses, but excluding depreciation and management fees to Manager under this Agreement.

     (d) "Negative Cash Flow" means the excess, if any, of the total amount of Facility Expenses over the amount of Gross Billings.

     Section 2 - Agreement to Manage and Operate the Facility.

     (a) For and during the term of the Agreement, the Operator hereby engages Manager, and Manager accepts such engagement, to supervise, administer, manage and operate the Facility and all phases of its operation in the name of the Operator and on the Operator's behalf and for the Operator's account, on the terms and subject to the conditions set forth herein.

     (b)  Manager agrees that it will:

          (i) perform its duties and responsibilities hereunder, in compliance with all applicable laws and take those actions necessary so that Operator satisfies its responsibilities as the licensee of the Facility;

          (ii) supervise and direct the management and operation of the Facility, given the financial resources available to the Facility, the location of the Facility, the restrictions of applicable laws and other existing circumstances;

         (iii) consult with the Operator on matters relating to the Facility;
               and

          (iv) pay, and be solely responsible for all Facility Expenses regardless of whether the proceeds of Gross Billings are sufficient for the payment of such Facility Expenses.

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          Manager shall act in good faith to perform its obligations hereunder, but shall have no liability to the Operator for any decisions made with respect to or any actions taken or the omission of any actions in connection with the Facility's operations which are not willful or negligent actions or omissions, so long as such decisions, actions, or omissions were made or taken in good faith. It is understood that Manager makes no warranties, express or implied, except as otherwise specifically provided for in this Agreement.

     (c) Manager shall not be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, but not limited to, strikes, interference or noncooperation by Operator, lockouts, acts of God, unavailability of supplies, statute, regulation or rule of the federal or any state or any local government, or any agency thereof.

     (d) Subject to the foregoing and to the other provisions of this Agreement, Manager shall have the sole and exclusive authority and responsibility, control and discretion with regard to the operation, administration and management of the business, policies, and assets of the Facility (including, without limitation, the exercise of its rights and performance of its duties provided for in Section 3 hereof) and the right to determine all operating policies affecting the appearance, maintenance, standards of operation, quality of service, and any other matter affecting the Facility or the operation thereof.

     Section 3 - Management and Operation Services; Duties of Manager. In addition to the general duties set forth above, Manager covenants that it shall perform the following specific responsibilities. All such responsibilities shall be carried out with the Operator's full cooperation. Manager shall:

     (a)  Start-Up Requirements.

          (i) Prepare and recommend an estimated budget for licensure and start-up purposes;

          (ii) Be responsible for the licensing of the Facility, including the performance of such duties as should be performed prior to such commencement of operations, as dictated by the State of New Jersey and applicable regulatory agencies. The Operator shall cooperate with the Manager in such process;

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         (iii) Participate in the on-site inspections of the Facility required by the Department of Health of the State of New Jersey ("Department") and other applicable regulatory agencies prior to permitting operation of the Facility;

          (iv) Select and hire a licensed administrator, program director and a nursing director as well as other personnel required by the Department and various departmental heads deemed appropriate by Manager;

          (v) Establish nursing staff procedures (including the establishment of records and manuals to the extent required by the Department;

          (vi) Provide nursing staff direction (including the establishment of records and manuals to the extent required by the Department;

         (vii) Establish operational procedures (including the establishment of records and manuals to the extent required by the Department; and

        (viii) Establish a uniform personnel policy for the Facility's staff (including the establishment of records and manuals to the extent required by the Department.

     (b)  Accounting and Money Management.

          (i) Develop and implement payroll systems, cash management systems, claims fillings, patient billings, admissions policies concerning credit, deposits, and uncompensated care agreements;

          (ii) Prepare cost reports for the Facility as required by the Department or any other authority having jurisdiction and prepare any rate requests deemed desirable by the Manager, in its sole discretion;

         (iii) Pay all Facility Expenses on a timely basis.

     (c)  Administrative.

          (i) Provide on-going review and monitoring of all obligations of the Facility to regulatory agencies with respect to inspections and compliance requirements for licensing of the

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               Facility, assure compliance with licensing requirements for the
               Facility and apply for modification of the license to the extent deemed appropriate by Manager;

          (ii) Comply with all requirements of the Department and all other federal, state and local governmental entities or agencies having jurisdiction over the Facility;

         (iii) Advertise, as a Facility Expense, for employee positions with the Facility and for attracting patients to the Facility and otherwise arrange for the provision of marketing services, including the discretion to change the name of the Facility in connection with such efforts; and

          (iv) Develop and implement admissions policies and procedures.

     (d)  Dietary Management.

          (i) Establish and review menus, dietary practices and procedures and supervise the dietary personnel; and

          (ii) Develop and implement practices and procedures with respect to purchasing and dietary control.

     (e)  Clinical Programs.

          (i) Establish and implement clinical and special programs, services, practices and procedures deemed appropriate by Manager, and establish and maintain internal policies and procedures and plans of organization for each program;

          (ii) Establish and maintain standards and quality control of programs; and

         (iii) Prepare written evaluations of each program in relation to its operation, goals and objectives and implement any required changes in policies or programs of the Facility.

     (f) Plant and Maintenance. Manager shall cause the Facility to be maintained and repaired in accordance with federal, state, and local codes, and in a condition consistent with the highest professional

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

          standards of nursing home maintenance, reasonable wear and tear excepted, including but not limited to cleaning, painting, plumbing, carpentry, grounds care, and such other maintenance and repair work as may be deemed by Manager to be reasonably necessary. Manager shall make or install or cause to be installed, as a Facility Expense, all needed and proper repairs, replacements, additions, and improvements in and to the Facility and the furnishings and equipment in order to keep and maintain the same in good repair, working order, and condition, reasonable wear and tear excepted.

     (g)  purchasing.

          (i) Review the purchasing standards, procedures and policies, and develop, implement, and maintain a purchasing system for medical and food supplies, equipment, appliances, furnishings, other materials and uniforms, and ordering and coordination of service calls necessary to the proper conduct of the Facility;

          (ii) Negotiate contracts for the purchase of items listed in subsection (g) (i) above and service contracts;

          (iii) Develop and implement methods of replacing obsolete equipment;
               and

          (iv) Control inventory levels and develop specifications for supplies.

     (h)  Data Processing.

          (i) Provide data processing and payroll processing systems and procedures or cause such systems and procedures to be provided in order to process bills, accounts, general ledgers, monthly financial, and statistical data and to record the receipt and disbursement of all funds; and

          (ii) Provide a system to itemize all accounts payable and accounts receivable or cause such a system to be provided.

     (i) Records and Reports. In addition to any other requirements specified in this Agreement, Manager shall have the following responsibilities with respect to records and reports:

          (i) Manager shall cause to be established and maintained for the Facility a comprehensive system of records, books, and accounts in a manner conforming to the directives of all applicable third-party payors. All records, books and accounts will be subject to examination after prior notice and at reasonable hours by an authorized representative of the Operator. Patient account records shall be maintained at the Facility;

          (ii) Manager shall furnish such information (including bed census reports and a daily census log) as may be requested by the Operator from time to time with respect to the financial, physical or operational condition of the Facility;

          (iii) Manager shall furnish to the Operator monthly operating statements within thirty (30) days after the end of each month and shall annex thereto a computation of the management fee for the preceding month;

          (iv) Manager shall supervise the preparation for the Operator of budgets and internal financial reports;

          (v) On or before forty-five (45) days after the close of each fiscal year during the term of this Agreement (unless delayed by circumstances beyond the control of Manager), Manager will also cause to be delivered to the Operator a balance sheet and related statement of profit and loss in a form sufficient to enable Operator's parent company to prepare financial statements certified by an independent certified public accounting firm reflecting the assets employed in the operation of the Facility and the liabilities incurred in connection therewith at the end of the fiscal year, and the results of the operation of the Facility during the preceding twelve (12) months and having annexed thereto a computation of the management fee for such preceding fiscal year; and

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

          (vi) All costs and expenses incurred in connection with the preparation of any statements, reports, schedules, computations, and other reports required under this Section or any other provision of the Agreement shall be a Facility Expense.

     (j) Utilities and Services. Manager shall make arrangements for water, electricity, heating, fuel and sewage, trash disposal, vermin extermination, decorating, laundry facilities, and telephone service and television service, all of which shall be included as Facility Expenses.

     (k) Employees. Manager shall establish the number, qualifications, and duties of the personnel to be regularly employed in the management and operation of the Facility including (without limitation) the administrator, program directors, assistant administrator(s), department heads, supervisory personnel, nursing and para-professional staff, and maintenance, bookkeeping, clerical and other managerial, operating or service employees who will work at and for the Facility. All of such personnel shall be employees of the Operator (except as is otherwise expressly provided), but shall be hired, promoted, supervised and discharged exclusively by Manager on behalf of Operator. Manager shall pay such employees and the costs associated with such employees as a Facility Expense. Manager's obligations hereunder shall be subject to the following conditions:

          (i) Except as otherwise provided for in this Agreement, the Manager shall pay, as a Facility Expense, the compensation (including fringe benefits) of those persons identified in this Agreement as being employees of or otherwise working for the Facility, and shall pay for all local, state and federal taxes and assessments (including but not limited to Social Security taxes, unemployment insurance and worker's compensation insurance) incident to the, employment of such personnel. The Facility's payroll, including payment of wages and salary to employees at the Facility, tax reporting, and withholding of taxes, shall be administered by Manager, as a Facility Expense;

          (ii) Compensation (including fringe benefits) payable (i) to any person who is an officer and/or director of Manager or any of its affiliated companies and
               (ii) to all off-site personnel of Manager, plus all local, state and federal taxes and assessments incident to the employment of any such persons, shall be borne by Manager, and shall not be paid out of the Operator's funds or treated as a Facility Expense except as set forth below;

          (iii) All management overhead expenses of Manager reasonably allocated to the services rendered under this Agreement (including, but not limited to, salaries and fringe benefits of Manager's employees working directly with the Facility, costs of office supplies and equipment, data processing services, postage, transportation for managerial personnel of Manager and telephone services) shall be treated as a Facility Expense not less frequently than monthly;

          (iv) The term "fringe benefits" as used herein shall include, but not be limited to, the employer's contribution of F.I.C.A., unemployment compensation and other employment taxes, workmen's compensation, group life, pension plans, accident and health insurance premiums, vacation, sick pay and holidays to the extent deemed appropriate by Manager;

          (v) The administrator, who shall serve as the chief operating officer of the Facility, the controller and the director of nurses, shall be employees of Manager. All persons employed by Manager whose services are furnished to the Facility under this section are referred to as "Key Personnel." All Key Personnel shall be employees of Manager throughout the Term of the Agreement. Manager shall determine the amount and nature of and shall pay compensation (as hereinafter described) to the Key Personnel for all services rendered by them in connection with this Agreement. In addition to Manager's fee hereunder, the Manager shall cause the Facility to pay from the Facility's Gross Revenues to Manager an amount equal to the Key Personnel's fair and reasonable compensation plus fringe benefits which are or may become standard for administrative or managerial personnel of Manager and its affiliates. Furthermore, the Facility shall reimburse Manager as a Facility Expense for employment, payroll or other taxes imposed because of employment of the Key Personnel.

          (1) Budgets. Annual Budgets, operating and capital, for each full fiscal year of operation of the Facility shall be prepared by Manager and delivered to the Operator at least thirty (30) days before the beginning of the fiscal year to which such budget relates. The Operator shall not unreasonably withhold or delay its approval of such budget.

          (m)  Insurance.

               (i) Manager shall specify the types of insurance, amount of coverage thereunder, applicable deductibles and premiums therefor and issuers thereof to be carried with respect to the to Facility and its operations and Manager shall use its best efforts to cause such insurance to be placed and kept in effect at all times at the expense of Operator. All insurance shall be placed with such companies, on such conditions, in such amounts and with such interests appearing thereon (except that Operator shall be named as an insured under each such policy) as shall be deemed by the Manager to be appropriate but not less than the customary amounts of coverage for similar types of nursing homes in New Jersey. Each of the policies of insurance (except the worker's compensation insurance, fire, earthquake, and extended coverage insurance and use and occupancy insurance) shall insure any lender whose loans are secured by the Facility or any other assets of the Operator, the Operator and Manager and their respective officers, agents and employees, and the rights of Manager and its officers, agents and employees under such policies shall be severable from and independent of the Operator's rights;

               (ii) Manager shall obtain and maintain at the Operator's expense, worker's compensation, malpractice insurance, business interruption insurance with provision for loss of profit insurance, key employee insurance, and such other similar insurance as may be required by law or as may be required to insure the Operator and Manager against loss for the payment of damages for such liabilities as may be imposed by law and such

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                    fidelity and honesty insurance in such amount as Manager
                    shall deem advisable consistent with customary practice in similar businesses;

              (iii) Manager shall investigate and furnish the Operator with full reports as to all accidents, claims and potential claims for damage relating to the Facility and shall cooperate with the aforesaid insurers in connection therewith;

               (iv) Upon request, Manager will provide evidence of the foregoing insurance coverages to Operator.

          (n) Licenses; Permits; Compliance with Governmental Regulation and Orders. Manager shall apply for, obtain, and maintain in the Operator's name and as a Facility Expense, all licenses and permits required in connection with the management and operation of the Facility. The Operator agrees to cooperate with Manager's applying for, obtaining, and maintaining such licenses and, permits. Manager shall cause, as a Facility Expense, all acts and things to be done in and about the Facility as shall be required by any statute, ordinance, law, rule, regulation, or order of any governmental or regulatory body having jurisdiction over the premises respecting the use or manner of use of the Facility; provided however, that if the Operator shall adequately secure and protect Manager from loss, cost, damage, or expense by bond or other means satisfactory to Manager, the Operator, at its sole expense, may contest the validity or applicability of any such statute, ordinance, law, rule, regulation, or order provided such contest shall not result in the suspension of operations of the Facility. Manager shall notify the Operator in writing of all notices of such orders or other requirements, as soon as possible after their receipt.

          (o) Taxes. Manager shall arrange and supervise the preparation, on behalf of Operator and as a Facility Expense, of all returns and other documents required under F.I.C.A., the Federal Unemployment Compensation Act, the Internal Revenue Code of 1986, as amended (including all withholding tax returns), and all other similar documentation required by federal or state law. Manager may employ, as a Facility Expense, consultants to prepare said returns or other documents. Manager shall pay, as a Facility Expense, the amount of any taxes payable by Operator to any governmental authority on account of the income or operation of the Facility in a timely manner. Manager shall cause, as a Facility

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               Expense, all taxes, assessments, charges of every kind imposed upon the Operator by any governmental authority, contributions or payments required to be paid on behalf of employees of the Operator pursuant to such state or federal legislation as above described (excluding the Operator's income (to the extent unrelated to the Facility), gift or inheritance taxes), including interest and penalties thereon to be paid when due, unless payment thereof is in good faith being contested by the Operator at its sole expense and without cost to Manager, and enforcement thereof is stayed and the Operator shall have given Manager written notice of such contest and stay and authorized the non-payment thereof, not less than ten (10) days prior to the date on which such tax, assessment, or charge is due and payable; provided that such interest or penalty payments shall be reimbursed by Manager to the Operator if imposed upon the Operator by reason of negligence or default on the part of Manager in making the payment if authorized in writing by the Operator.

          (p)  Deposit and Disbursement of Funds.

               (i) Manager shall establish and administer the overall charge structure of the Facility and shall supervise the issuance of bills and the collection of accounts for the Facility. Manager shall take possession of and endorse the name of the Operator on all notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts described below;

               (ii) Manager shall establish such accounts for the Facility in
                    Manager's name, separate from all other accounts and funds of Manager, with a bank or banks whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") or with a savings and loan institution or institutions whose deposits are insured by the Federal Savings and Loan Insurance Corporation ("FSLIC") as it deems necessary or desirable. Manager, on behalf of the Operator, shall use reasonable efforts to collect when due all accounts receivable arising out of the operation of the Facility (whether from patients, third-party payors or others) in connection with the operation of the Facility and deposit all monies received in such accounts. Upon Manager's request, subject to applicable law, the Operator shall

                                      -12-
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                    assign any past due account receivable to the Manager so
                    that Manager may take any steps it may deem necessary, in its sole discretion, to collect such account receivable;

              (iii) Draws on such accounts may be made by the sole signature of an authorized representative of the Manager (or by wiring instructions from such authorized representative of Manager) and shall be used to pay Facility Expenses and, provided that Manager has paid or provided for the timely payment of Facility Expenses then due or to become due, paid to Manager (or its affiliates) to reimburse Manager (or its affiliates) for payments made pursuant to this Agreement by Manager (or its affiliates) from its own accounts. Operator hereby grants Manager for the term of this Agreement the right to collect the accounts receivable of the Facility, depositing the same and withdrawing, by writing checks against such accounts, funds for payment of Facility Expenses and reimbursement of all amounts payable to Manager pursuant to this Agreement in connection with the operation of the Facility. Operator agrees to execute, from time to time, any additional documents reasonably required by any bank wherein such accounts are held to effectuate these agreements, including without limitation, a power of attorney if required in order to collect any account receivable or if required to establish any banking relationship for the Facility. Manager shall disburse and pay such sums from such accounts in such amounts and at such times as the same are deemed by Manager to be appropriate.

               (iv) On the tenth (10th) day of any month, to the extent there is
                    Positive Cash Flow for the preceding month, and provided that Manager has paid or provided for the timely payment of Facility Expenses then due or to become due, then any such Positive Cash Flow shall be paid to the Manager as its management fee pursuant to Section 9 of this Agreement.

               (v) The Manager shall indemnify and hold the Operator harmless from and against any and all claims, liabilities, expenses, damages

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                    judgments, actions and causes of action arising out of, in connection with or relating to any Negative Cash Flow.

          (q) Legal Actions. With the prior written approval of the Operator, Manager shall institute, in its own name or in the name of the Operator, but in any event as a Facility Expense, any and all legal actions or proceedings to collect charges, or other income for the Facility or to lawfully oust or dispossess tenants or other persons in possession under, or lawfully cancel, modify, or terminate any lease, license, or concession agreement for the breach thereof or default thereunder by the tenant, licensee, concessionaire. After notifying Operator and obtaining Operator's approval, Manager shall take, as a Facility Expense, any appropriate steps to protect and/or litigate the final decision in any appropriate court of forum any violation, order, rule, or regulation affecting the Facility.

     Section 4 - Non-discrimination. In the performance of its obligations under this Agreement, Manager shall comply with the provisions of any applicable federal, state or local law prohibiting discrimination on the grounds of age, race, color, creed, sex or national origin.

     Section 5 - Warranties and Representations of Operator. The Operator makes the additional representations and warranties set forth in this Section, which are material representations and warranties and upon which Manager relies as an inducement to enter into this Agreement.

     (a) This Agreement constitutes a valid and binding agreement by the Operator, enforceable in accordance with its terms; and neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will:

          (i) conflict with, or result in, a breach of the certificate of incorporation or bylaws of the Operator;

          (ii) violate any applicable statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority;

         (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, instrument, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which the Operator is a party or by which the Operator or its assets or properties may be bound; or

          (iv) require the consent or approval by any governmental authority.

     (b) The Operator is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New Jersey, and has all requisite power and authority to own, and to carry on its business as now being conducted or as contemplated at the Facility, and to perform its obligations hereunder.

     Section 6 - Warranties and Representations of Manager. The Manager makes the additional representations and warranties set forth in this Section, which are material representations and warranties and upon which Operator relies as an inducement to enter into this Agreement.

     (a) This Agreement constitutes a valid and binding agreement by the Manager, enforceable in accordance with its terms; and neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will:

          (i) conflict with, or result in, a breach of Manager's bylaws or articles of incorporation;

          (ii) violate any applicable statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority;

         (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, instrument, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which the Manager is a party or by which the Manager or its assets or properties may be bound; or

          (iv) require the consent or approval by any governmental authority .

     (b) The Manager is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own, and to carry on its business as now being conducted or as contemplated at the Facility, and to perform its obligations hereunder.

     Section 7 - Covenants by Operator. The Operator makes the additional covenants set forth in this Section, which are material covenants and upon which Manager relies as inducement to enter into this Agreement.

     (a) The Operator will cooperate with Manager in every reasonable respect and will furnish Manager with all information required by it for the performance of its services hereunder and will permit Manager to examine and copy any data in possession and control of the Operator affecting management and/or operation of the Facility and will in every reasonable way cooperate to enable Manager to perform its services hereunder.

     (b) Operator will examine documents submitted by Manager and render decisions pertaining thereto, when required, promptly, to avoid unreasonable delay in the progress of Manager's work. Operator shall execute and deliver any and all applications and other documents that may be reasonably deemed by Manager to be necessary or proper to be executed by Operator in connection with the Facility provided that such documents do not require Operator to incur any liability or obligation, other than Operator's statutory or regulatory obligations by virtue of its ownership of the Facility.

     (c) Operator shall comply with all federal, state and local laws, rules, regulations and requirements which are applicable to Operator and are not within the control of or the responsibility hereunder of Manager; provided that Operator, at its sole expense and without cost to Manager, shall have the right to contest by proper legal proceedings the validity, so far as applicable to it, of any such law, rule, regulation or requirement, provided that such contest shall not result in a suspension of operations of the Facility.

     (d) Operator hereby grants to Manager an exclusive irrevocable (except in accordance with the termination provisions of the Agreement) and nonassignable license to use the Facility during the Term of this Agreement, for the purposes described herein. Any attempted assignment of the license to use this Facility shall be null and void.

     (e) Operator acknowledges that Manager retains all ownership and other rights in all systems, manuals, materials, and other information, in whatever form, developed by Manager in the performance of its services hereunder

     (f) Whenever Operator is requested hereunder to give its approval to a matter, such approval shall not be unreasonably withheld or delayed.

          If Operator shall not respond negatively in writing to the notice within twenty (20) days after the sending thereof (unless some other period for response is specified in this Agreement), Operator shall be deemed to have approved the matter referred to in the notice. Any provision hereof to the contrary notwithstanding, in emergency situations an approval sought and given in any manner reasonable under the circumstances shall be effective.

     Section 8 - Covenants by Manager. The Manager makes the additional covenants set forth in this Section, which are material covenants and upon which Operator relies as inducement to enter into this Agreement.

     (a) The Manager will cooperate with Operator in every reasonable respect and will furnish Operator with all information required by it which relates to the Facility, including information to enable the Operator to review, prepare and pay its taxes (if applicable), its financial statements and those of its parent company and any reports required of the Operator or those of its parent company, whether to any regulatory agency or to any lender.

     (b) Manager shall comply with all federal, state and local laws, rules, regulations and requirements which are applicable to Manager or the operation or administration of the Facility; provided that Manager, at its sole expense and without cost to Operator, shall have the right to contest by proper legal proceedings the validity, so far as applicable to it, of any such law, rule, regulation or requirement, provided that such contest shall not result in a suspension of operations of the Facility and that the Manager shall adequately secure and protect the Operator from loss, cost, damage or expense by bond or other means satisfactory to the Operator.

     Section 9 - Compensation. As compensation for the services to be rendered by Manager during the term of this Agreement, the Manager shall pay itself as a Facility Expense, at its principal office given below (or at such other place as Manager may from time to time designate in writing), and at the times hereinafter specified, a management fee equal to, out of and to the extent of Positive Cash Flow, each month through the term of this Agreement. Such management fee shall be paid in monthly installments on the twentieth (20th) day of each month based on a determination of Positive Cash Flow for the preceding month, ("Due Date"). The management fee shall begin to accrue upon the opening of the Facility.

     Section 10 - Subordination. The right of Manager to receive its management fee under Section 9 of this Agreement shall in all respects submit and be subordinate to the rights of any lender providing permanent financing to the Facility to receive amounts under any loan agreement under which permanent financing is provided for the original project cost of the Facility and to the payment of all Facility Expenses. Manager and its affiliates shall not be entitled to receive, and the Facility shall not be required to pay, management fees under Section 9 of this Agreement for any month or reimbursement of their expenses until the Manager shall have first paid, or made adequate provision for the payment of, all current, accrued or delinquent payments under any loan agreement providing financing for the original project cost of the Facility for such month and all Facility Expenses.

     Section 11 - Term of Agreement.

     (a) The initial term of this Agreement shall commence on the date hereof (such date of commencement to be referred to as the "Commencement Date"), and shall have an initial term of ten (10) years from the date on which the Facility is first licensed, unless extended or sooner terminated as provided herein. This Agreement may be extended for an additional term of ten (10) years upon written notice from the Manager to Operator.

     (b) This Agreement may be terminated by the mutual written consent of the Operator and Manager as of the end of any calendar month, provided that at least thirty (30) days advance written notice thereof is given to any lender providing permanent financing for the Facility.

     (c) Manager may terminate this Agreement if the Operator defaults in its obligations hereunder after providing the Operator with written notice of its intent to terminate this Agreement and a reasonable period within which Operator may cure such default which shall not be less than thirty (30) days.

     (d) Operator or Manager may terminate this Agreement in the event that the CON or License for the Facility expires or such CON is transferred to the Manager prior to licensure

     (e) Upon termination of this Agreement, Manager, shall submit to the Operator, at the Facility's cost, any financial statements and other information required by governmental agencies, and after the Operator and Manager have accounted to each other with respect to all matters outstanding as of the date of termination. In the event that, upon termination of this Agreement, Operator remains the licensed operator of the Facility, then the Manager shall submit to the Operator any and all records relating to the operation of the Facility, including, without limitation, patient records, lists of account payable, accounts receivable, general ledgers, admissions records and the like.

     (f) If Manager or Operator shall apply for or consent to the appointment of a receiver, trustee, or liquidator of Manager or Operator or of all or a substantial part of either's respective assets; file a voluntary petition in bankruptcy; make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law; or if an order, judgment, or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager or Operator bankrupt or insolvent or approving a petition seeking reorganization of Manager or Operator or appointing a receiver, trustee, or liquidator of Manager or Operator or of all or a substantial part of either's respective assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of ninety (90) consecutive days ("Insolvent Party"), then in case of any such event and upon the expiration of the period of grace applicable thereto, this Agreement may be terminated, at the option of the party which is not the Insolvent Party upon written notice to the Insolvent Party.

     (g) Upon any termination of this Agreement, the Manager shall satisfy any Facility Expense incurred prior to the effective date of such termination.

     Section 12 - Arbitration.

     (a) If any controversy should arise between the parties in the performance, interpretation, and application of this Agreement which involves accounting matters, either party may serve upon the other a written notice stating that such party desires to have the controversy reviewed by an arbitrator, who shall be a representative of a firm specializing in accounting in the medical services industry. If the parties cannot agree within fifteen (15) days from the service of such notice upon the other party upon the selection of such arbitrator, he shall be selected or designated by the American Arbitration Association upon the written request of either party hereto. Arbitration of such controversy, disagreement, or dispute shall be conducted in accordance with the rules then in force of the American Arbitration Association, and the decision and award of the arbitrator so selected shall be binding upon both the Operator and Manager.

     (b) If any controversy should arise between the parties in the performance, interpretation, or application of this Agreement, involving any matter other than an accounting matter within the scope of the preceding paragraph, either party may serve upon the other a written notice stating that such party desires to have the controversy reviewed by a board of three (3) arbitrators and naming the person whom such party has designated to act as an arbitrator. Within fifteen
          (15) days after receipt of such notice, the other party shall designate a person to act as arbitrator and shall notify the party requesting arbitration of such designation and the name of the person so designated. The two (2) arbitrators designated as aforesaid shall promptly select a third arbitrator, and if they are not able to agree on said third arbitrator, then either arbitrator, on five (5) day's written notice to the other, or both arbitrators, shall apply to the American Arbitration Association to designate and appoint said third arbitrator. Any and all arbitrators chosen or appointed to arbitrate such matters shall be experienced in the field of nursing home operation and management. If the party upon whom said written request for arbitration is served shall fail to designate its arbitrator within fifteen (15) days after receipt of such notice, then the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator to resolve the controversy, disagreement, or dispute. Arbitration of such controversy, disagreement, or dispute shall be conducted in accordance with the rules then in force of the American Arbitration Association, and the decision and award of a majority of the arbitrators, or of such sole arbitrator, shall be binding upon both the Operator and Manager, and shall be enforceable in accordance with the then applicable laws of the State of New Jersey.

     Section 13 - Agreements Entered Into By Manager. Any agreements entered into by the Manager for the provision of goods or services to the Facility shall be entered into on an arms-length competitive basis.

     Section 14 - Miscellaneous.

     (a) Notices and Addresses. Unless specifically provided herein, all notices provided to be given under this Agreement shall be given in writing and may be deemed to have been given three (3) days after being deposited in the United States certified or registered mail, or Federal Express, postage prepaid, and addressed to the proper party, at the following addresses, or to such other address as such party shall give notice to the other party:

          OPERATOR:

          SVT CORPORATION
          573 Cranbury Road - Suite A4
          East Brunswick, New Jersey 08816

          With Copies To:

          Jay Ruder, Esq.
          Bennett & Ruder, P.C.
          498 Kings Highway N. Suite 207

          Cherry Hill, New Jersey 08034-1018

          MANAGER:

          CCC of New Jersey, Inc.
          197 First Avenue
          Needham, Massachusetts 02194
          Attention: President and General Counsel

          With Copies To:

          Jonathan D. Weiner, Esq.
          Fox, Rothchild, O'Brien & Frankel
          Princeton Pike Corporate Center
          997 Lennox Drive, Building 3
          Lawrenceville, NJ 08648-2311

          And:

          Joseph A. Vitale, Esq.
          Levy & Droney, P.C.
          74 Batterson Park Road
          P.O. Box 887
          Farmington, Connecticut 06032-0887

     (b) Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the other provisions hereof and this Agreement shall be construed in accordance with the original intent of the parties hereto.

     (c) Amendment. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing dated subsequent to the date hereof, and duly executed by the parties hereto.

     (d) Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

     (e) Waiver of Default. No waiver by the parties hereto of any default or breach of any term condition, or covenant of this Agreement shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein. The waiver by a party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance by a party of performance by the other shall not be deemed to be a waiver of any preceding breach of any term, covenant or condition of this Agreement, other than failure to perform the particular duties so accepted, regardless of the knowledge of such preceding breach at the time of acceptance of the performance.

     (f) No Partnership Agency or Joint Venture. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Operator, their respective successors and assigns, on the one part, and Manager, its successors or assigns, on the other part. It is expressly understood and agreed by the parties hereto that Manager shall at all times during the performance of services pursuant to this Agreement be acting as an independent contractor and that no act or commission or omission of any party hereto shall be construed to make or render the other party its principal, agent or associate.

     (g) Parties Bound; Assignment. The Manager reserves the right to assign this Agreement, so long as the Manager remains primarily liable under this Agreement and provided that such assignee is an Affiliate, as that term is defined under the Securities Act of 1933 and the regulations promulgated thereunder, of Continuum Care Corporation or Abraham D. Gosman. At all times, this Agreement, shall inure to the benefit of the Operator and Manager and their respective successors and assigns and constitute a binding obligation upon the Operator and Manager and their respective successors and assigns. Except as set forth above, neither party shall assign this Agreement, except with the prior written consent of the other party.

     (h) Entire Agreement. This Agreement and the instruments and agreements referred to herein and the Option Agreement constitute the entire agreement between the Operator and Manager with respect to the management and operation of the Facility, and the other subject matters of this Agreement, and supersede all prior agreements, understandings and letters related thereto (all of which are merged herein) and no change hereto shall be valid, unless made by supplemental written agreement, executed and approved by the Operator and Manager.

     (i) Captions. The headings used before the various paragraphs of this Agreement are for ease of reference only and do not constitute parts of this Agreement.

     (j) Counterparts. This Agreement has been executed in several counterparts, each of which shall constitute a complete original Agreement which may be introduced in evidence or used far any other purpose without production of any of the other counterparts

     (k) Governing Law. This Agreement shall be governed by and interpreted under the law of the State of New Jersey.

     (1) Joint Effort. Preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties then the other.

     (m) Manager's Indemnification of Operator. Manager hereby agrees to defend with counsel reasonably acceptable to operator and to indemnify and hold the Operator harmless from and against any and all claims, damages, losses, liabilities, debts, dues, reckonings or dues of money suffered, incurred, sustained or required to be paid by the operator in connection with or arising out of the operation of the Facility or this Agreement, including, without limitation, reasonable attorney's foes or court costs incurred, suffered or paid by the operator in connection therewith, including further, without limitation, on amount of taxes, employment issues, negative cash flow, Facility Expenses, malpractice or regulatory sanctions, except, however, that Manager need not indemnify or hold the Operator harmless from any matter caused by or arising out of the operator us grass negligence or willful misconduct, and including further still all costs, including attorneys' fees and costs of enforcing this indemnification provision (collectively, an "Indemnification Loss) . Should operator nevertheless incur an Indemnification Loss, then Manager shall reimburse operator for the amount of such Indemnification Lass on demand.

        Date as of the 23rd day of  June, l995.

 ATTEST:                                SVT CORPORATION

/s/ Surleh Tarkas                      By /s/ Surleh Tarkas
---------------------------------        -------------------------------------
                 Secretary
                                       Its
---------------------------------      Duly Authorized President

                                        CCC OF NEW JERSEY, INC.

[ILLEGIBLE]                             By  /s/ Michael Gosman
---------------------------------        -------------------------------------

[ILLEGIBLE]                             Its Vice President
---------------------------------       Duly Authorized

STATE OF NEW JEERSEY   }
                       }  ss.
COUNTY OF MORCER       }

     The foregoing instrument was acknowledged before me this 23rd day of June, 1995 by Surbni Tarkas, President of SVT CORPORATION, a New Jersey corporation, on behalf of the corporation.

                                         /s/ [ILLEGIBLE]
                                         --------------------------------------
                                         An Attorney of the State of New Jersey